UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

RADIUS HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 21, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Radius Health, Inc. at 10:00 a.m. EDT, on June 7, 2017, at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, MA 02210.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

We hope that you will be able to join us at our Annual Meeting. Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Robert E. Ward
President and Chief Executive Officer

FUTURE STOCKHOLDER PROPOSALS	42

OTHER MATTERS	42

SOLICITATION OF PROXIES	42

ANNUAL REPORT ON FORM 10-K	42

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2017

RADIUS HEALTH, INC.

950 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

To Our Stockholders:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Radius Health, Inc., a Delaware corporation (the “Company”), will be held at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, Massachusetts 02210, on June 7, 2017, at 10:00 a.m. EDT, for the following purposes:

1.

To elect Willard H. Dere, M.D., Kurt C. Graves, and Anthony Rosenberg as Class III Directors to serve until the 2020 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock at the close of business on April 12, 2017 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of the stockholders of record will be open to the examination of any stockholder at our principal executive offices at 950 Winter Street, Waltham, Massachusetts 02451 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Brent Hatzis-Schoch, Esq.
Secretary

Waltham, Massachusetts
April 21, 2017

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2017

RADIUS HEALTH, INC.

950 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Radius Health, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 7, 2017 (the “Annual Meeting”), at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th  Floor, Boston, Massachusetts 02210, at 10:00 a.m. EDT, and at any continuation, postponement, or adjournment of the Annual Meeting. Holders of record of shares of our common stock, $0.0001 par value (“Common Stock”), at the close of business on April 12, 2017 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 43,262,460 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2016 (the “2016 Annual Report”), including a shareholder letter from our Chief Executive Officer (the “Shareholder Letter”), will be released on or about April 21, 2017 to our Record Date stockholders.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Radius” refer to Radius Health, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2017

This Proxy Statement and our 2016 Annual Report, including the Shareholder Letter, are available at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Directions to the Annual Meeting

Directions to the Annual Meeting are available at www.goodwinlaw.com/locations/boston or by calling 617-551-4000.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.

To elect Willard H. Dere, M.D., Kurt C. Graves, and Anthony Rosenberg as Class III Directors to serve until the 2020 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors of Radius Health, Inc. (the “Board of Directors,” “Board,” or “our Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. You may also vote your shares in person at the Annual Meeting. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

1.	FOR the election of Willard H. Dere, M.D., Kurt C. Graves, and Anthony Rosenberg as Class III Directors;
2.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
3.	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Information about this Proxy Statement

Why you received this proxy statement.

You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials.

As permitted by SEC rules, we are making this proxy statement and our 2016 Annual Report available to stockholders electronically via the Internet. On or about April 21, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2016 Annual Report, including the Shareholder Letter (the “Proxy Materials”) and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Materials. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed copies of our Proxy Materials.

If you received printed copies of our Proxy Materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding.

The SEC’s rules permit us to deliver a single Internet Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or Proxy Materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 12, 2017. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 43,262,460 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these Proxy Materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our Proxy Materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

You may attend the Annual Meeting only if you are a Radius stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. Stockholders planning to attend the Annual Meeting in person are requested to call 617-551-4000 to be placed on the attendance list. In order to be admitted into the Annual Meeting, you must present a government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of Proxy Materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on June 6, 2017.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder, you may revoke your proxy and change your vote by:

•	submitting a duly executed proxy bearing a later date;
•	granting a subsequent proxy through the Internet or telephone;
•	giving written notice of revocation to the Secretary of Radius prior to or at the Annual Meeting; or
•	voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board. The recommendations of our Board are indicated above under the heading “Recommendations of the Board,” as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld, Abstentions, and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on the Compensation of Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions and broker non-votes will have no effect.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP and the advisory vote on the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is typically entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory vote on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our periodic reports on Form 10-Q and Form 8-K. Those factors are not ranked in any particular order.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three (3) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2020 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have ten (10) Directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose current term will expire at the 2018 Annual Meeting of Stockholders and whose subsequent term will expire at the 2021 Annual Meeting of Stockholders; Class II, whose previous term expired at the 2016 Annual Meeting of Stockholders and whose current term will expire at the 2019 Annual Meeting of Stockholders; and Class III, whose current term expires at the Annual Meeting and whose new term will expire at the 2020 Annual Meeting of Stockholders. The current Class I Directors are Owen Hughes, Debasish Roychowdhury, M.D. and Robert E. Ward; the current Class II Directors are Alan H. Auerbach, Catherine J. Friedman, Ansbert Gadicke, M.D., and Jean-Pierre Garnier, Ph.D.; and the current Class III Directors are Willard H. Dere, M.D., Kurt C. Graves and Anthony Rosenberg.

As indicated in our Restated Certificate of Incorporation, the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class III Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Nominees for Class III Directors (Terms to Expire at the 2020 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are nominees for election to the Board as Class III Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Willard H. Dere, M.D.	63	2014	Director
Kurt C. Graves	49	2011	Chairman of the Board
Anthony Rosenberg	64	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class III nominee for election at the Annual Meeting are as follows:

Willard H. Dere, M.D. has served on our Board since November 2014. Dr. Dere has served as the B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research; Co-Director of the Center for Clinical and Translational Science; Executive Director of Personalized Health, and a Professor of Internal Medicine at the University of Utah Health Sciences Center since November 2014. Prior to that, he served at Amgen Inc., a biopharmaceutical company, as the Senior Vice President, Global Development from December 2004 to June 2007, and from April 2014 to October 2014, and as International Chief Medical Officer from January 2007 to April 2014. Before he joined Amgen in 2003, Dr. Dere served as Vice President of Endocrine, Bone and General Medicine Research and Development at Eli Lilly and Company, a pharmaceutical company, where he also held various other roles in clinical pharmacology, regulatory affairs, and both early-stage translational, and late-stage clinical research. Dr. Dere received B.A. degrees in history and zoology and a M.D. degree from the University of California, Davis. He currently serves as a director of BioMarin Pharmaceutical Inc. and Ocera Therapeutics, Inc. We believe Mr. Dere is qualified to serve as a member of our Board because of his strong medical background and extensive experience in the pharmaceutical industry.

Kurt C. Graves has served on our Board since May 2011 and as Chairman of the Board since November 2011. Mr. Graves has been the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., a biotechnology company, since April 2012, having previously served as Executive Chairman of Intarcia Therapeutics, Inc. from August 2010 to April 2012, and as Acting Chief Executive Officer from October 2011 to April 2012. Mr. Graves served as Executive Chairman of Biolex Therapeutics, a biotechnology company, from November 2010 to March 2012. Previously, Mr. Graves was Executive Vice President, Chief Commercial Officer and Head of Corporate and Strategic Development at Vertex Pharmaceuticals Inc., a biotechnology company, from July 2007 to October 2009. Before his tenure at Vertex, Mr. Graves held various leadership positions at Novartis Pharmaceuticals, a pharmaceutical company, from 1999 to June 2007, most recently on the Executive Committee as Global Head of the General Medicines Business Unit & Chief Marketing Officer for the Pharmaceuticals division. Prior to Novartis, Mr. Graves held several commercial and general management positions at Merck, a pharmaceutical company, and Astra Merck/Astra Pharmaceuticals, each pharmaceutical companies, where he spent most of his time leading the GI Business Unit responsible for Prilosec® and Nexium®. He currently serves as a director of Intarcia Therapeutics, Inc., Achillion Pharmaceuticals, Inc. and Seres Therapeutics, Inc. Mr. Graves was previously a director of Pulmatrix, Inc. from 2010 to 2016 and Biolex Therapeutics and Springleaf Therapeutics from 2010 to 2012. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

Anthony Rosenberg has served on our Board since March 2015. Mr. Rosenberg has been a Managing Director of MPM Capital, a venture capital firm, since April 2015. From January 2013 to February 2015, Mr. Rosenberg served as Corporate Head of M&A and Licensing at Novartis International, a pharmaceutical company. From March 2005 to December 2012, he served as Global Head of Business Development and Licensing at Novartis Pharmaceuticals. Prior to that, Mr. Rosenberg was Global Head of the Transplant and Immunology Business Unit at Novartis Pharmaceuticals from 2000 to 2005. Mr. Rosenberg initially joined Sandoz, a predecessor to Novartis, in 1980. He currently serves as a director of Clinical Ink, Inc., TriNetX, Inc., and iOmx Therapeutics. Mr. Rosenberg served as a director of Idenix Pharmaceuticals, Inc. from June 2009 to March 2012 and from December 2012 to March 2013. Mr. Rosenberg holds a B.Sc from the University of Leicester and an M.Sc in physiology from the University of London. We believe Mr. Rosenberg is qualified to serve as a member of our Board due to his extensive experience in mergers and acquisitions and licensing in the pharmaceutical sector.

Recommendation

Our Board recommends that stockholders vote “FOR” the election of the Class III Director nominees, and proxies solicited by the Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

Class I Directors (Terms to Expire at the 2018 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class I Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Owen Hughes	42	2013	Director
Debasish Roychowdhury, M.D.	56	2015	Director
Robert E. Ward	59	2013	President, Chief Executive Officer and Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Owen Hughes has served on our Board since April 2013. He has served as the Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company, since February 2013. Prior to Intarcia, Mr. Hughes served as a Director at Bain Capital Public Equity, a multi-billion dollar hedge fund that falls under the Bain Capital umbrella, from March 2008 to January 2013. While there, he co-managed public and private healthcare investments, including those in the biotechnology, med-tech, and services segments. Mr. Hughes has over 16 years of financial experience on both the buy and sell-side. Mr. Hughes is a director of Malin PLC and RaNA Therapeutics, Inc. He received his B.A. from Dartmouth College. We believe Mr. Hughes is qualified to serve as a member of our Board because of his extensive business and professional experience, including his experience in the venture capital industry and years of analyzing development opportunities in the life sciences sector.

Debasish Roychowdhury, M.D. has served on our Board since July 2015. Dr. Roychowdhury has been President of Nirvan Consultants, LLC since December 2013, where he advises biotechnology companies and institutions. He was one of the founding members of the Clinical and Scientific Advisory Board of Seragon Pharmaceuticals, Inc. (“Seragon”), a biotechnology company, and was Seragon’s Chief Medical Officer, prior to its acquisition by Roche Pharma, from March 2014 to August 2014. Prior to Seragon, Dr. Roychowdhury was the Senior Vice President and Head of the Global Oncology Division at Sanofi, a pharmaceutical company, from August 2009 to November 2013. Prior to that, he served as the Vice President for Clinical Development at GlaxoSmithKline, a pharmaceutical company, from 2005 to 2009, and directed the Oncology Global Regulatory group at Eli Lilly and Company, a pharmaceutical company, from 1999 to 2005. Prior to his role in industry, Dr. Roychowdhury served as faculty member at the University of Cincinnati. He received his M.D. from the All India Institute of Medical Sciences. He serves as a director of Celyad S.A., Lytix Biopharma AS and Fund+, a life sciences investment fund. We believe Dr. Roychowdhury is qualified to serve as a member of our Board because of his strong medical background, specifically related to oncology, and extensive experience in the pharmaceutical industry.

Robert E. Ward has served as our President and Chief Executive Officer and as a member of our Board since December 2013. Prior to joining Radius, Mr. Ward was Vice President for Strategy and External Alliances for the New Opportunities iMed of AstraZeneca, a biopharmaceutical company, from 2011 to 2013. In addition, he served as Co-Chair of the Joint Development Committees in AstraZeneca’s drug development partnerships with Alcon and Galderma. Prior to AstraZeneca, from 2010 to 2011, Mr. Ward was the Managing Director of Harriman Biopartners, LLC, a biopharmaceutical company, and from 2006 to 2010 he was the Vice President of Corporate Development for NPS Pharmaceuticals, a pharmaceutical company. Mr. Ward serves as a director of Akari Therapeutics, PLC and the Massachusetts High Technology Council. Mr. Ward received a B.A. in Biology and a B.S. in Physiological Psychology, both from the University of California, Santa Barbara; an M.S. in Management from the New Jersey Institute of Technology; and an M.A. in Immunology from The Johns Hopkins University School of Medicine. We believe Mr. Ward is qualified to serve as a member of our Board because of his role with us and his extensive operational knowledge of, and executive level management experience in, the global biopharmaceutical industry.

Class II Directors (Terms to Expire at the 2019 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class II Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Alan H. Auerbach	47	2011	Director
Catherine J. Friedman	56	2015	Director
Ansbert Gadicke, M.D.	59	2011	Director
Jean-Pierre Garnier, Ph.D.	69	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Alan H. Auerbach has served on our Board since May 2011 and served as a member of the Board of Directors of our predecessor company from October 2010 until May 2011. Mr. Auerbach is currently the Founder, Chief Executive Officer, President and Chairman of the Board of Directors of Puma Biotechnology, Inc., a company dedicated to in-licensing and developing drugs for the treatment of cancer. Previously, Mr. Auerbach founded Cougar Biotechnology (“Cougar”), a biotechnology company, in May 2003 and served as the company’s Chief Executive Officer, President and as a member of its Board of Directors until July 2009. From July 2009 until January 2010, Mr. Auerbach served as the Co-Chairman of the Integration Steering Committee at Cougar after its acquisition by Johnson & Johnson. Mr. Auerbach received a B.S. in Biomedical Engineering from Boston University and an M.S. in Biomedical Engineering from the University of Southern California. We believe Mr. Auerbach is qualified to serve as a member of our Board because of his business and professional experience, including his leadership of Cougar in drug development, private and public financings and a successful sale of the business.

Catherine J. Friedman has served on our Board since August 2015. Previously, Ms. Friedman held the position of Managing Director at Morgan Stanley, a global financial services firm, from 1997 to 2006 and head of West Coast Healthcare and co-head of the Biotechnology Practice at Morgan Stanley from 1993 to 2006. In March 2016, she joined the Board of Yahoo! Inc., a global internet media company, where she chairs the Nominating and Corporate Governance Committee and serves on the Compensation Committee. In June 2014, she joined the Board of Innoviva, Inc., a royalty management company specializing in respiratory assets (formerly known as Theravance, Inc.), where she serves on the Audit and Compensation Committees. Ms. Friedman is a member of the Board of Trustees for Sacred Heart Schools in Atherton. Ms. Friedman was previously a director of XenoPort, Inc. and EnteroMedics, Inc. from 2007 to 2016 and GSV Capital Corp. from 2013 to 2017. She is a graduate of Harvard University and received an MBA from the University of Virginia Darden School of Business, where she is currently a Darden School Foundation Board of Trustees member. We believe Ms. Friedman is qualified to serve as a member of our Board due to her extensive experience as a member on various boards of directors, her educational background and her previous leadership and management roles.

Ansbert Gadicke, M.D. has served on our Board since May 2011 and served as a member of the Board of Directors of our predecessor company from November 2003 until May 2011. Dr. Gadicke is the Managing Director of MPM Capital, a venture capital firm he co-founded in 1997, and Managing Director of the Oncology Impact Fund. At MPM, he led the company-building effort of several of MPM’s most successful investments, including Biomarin, Idenix (acquired by Merck), Pharmasset (acquired by Gilead) and Radius. Prior to founding MPM, Dr. Gadicke was at the Boston Consulting Group. He received an M.D. from J.W. Goethe University in Frankfurt and held research positions at the Whitehead Institute at MIT and the Biochemistry Department at Harvard University. While at the German Cancer Research Center, he focused on HPV16 and 18 in Professor Harald zur Hausen's group (Nobel Laureate in Physiology or Medicine, 2008). Dr. Gadicke currently serves as a director of Mitobridge, Inc. and TCR2 Therapeutics Inc. He is also a member of the Board of Fellows of Harvard Medical School and the Research Advisory Council of the Massachusetts General Hospital. Dr. Gadicke previously served as a director of a number of companies, including Chiasma, Inc., Clinical Ink, Inc., Dragonfly Sciences, Inc., Florida Healthcare Analytics, Inc., OSS Healthcare, Inc., Raze Therapeutics, Inc., Sideris Pharmaceuticals, Inc., Solasia Pharma K.K., and TriNetX, Inc. We believe Dr. Gadicke is qualified to serve as a member of our Board because of his business and professional experience, including his experience in the venture capital industry and his years of analyzing development opportunities in the life sciences sector.

Jean-Pierre Garnier, Ph.D. has served on our Board since December 2015. Dr. Garnier is currently Chairman of the Board of Actelion Ltd., a biopharmaceutical company, and Alzheon, Inc., a biotechnology company, and was previously Chief Executive Officer of GlaxoSmithKline plc, a pharmaceutical company, from 2000 to 2008. In addition, Dr. Garnier is also a member of the Board of Directors of United Technologies Corporation, a global manufacturing and high-technology conglomerate, and an Operating Partner at Advent International, a global private equity firm. Dr. Garnier previously served as Chief Executive Officer of Pierre Fabre S.A., a pharmaceutical company, from 2008 to 2010, as Chief Executive Officer and Executive Member of the Board of Directors of GlaxoSmithKline plc from 2000 to 2008, as Chief Executive Officer of SmithKline Beecham plc, a pharmaceutical company, in 2000 and as Chief Operating Officer and Executive Member of the Board of Directors of SmithKline Beecham plc from 1996 to 2000. Dr. Garnier was previously Chairman of Cerenis and a board member of Renault S.A., the Stanford Advisory Council on Interdisciplinary Biosciences, Weill Cornell Medical College and the Dubai International Capital Advisory Board. He is also a member of the Advisory Board of the Newman’s Own Foundation. Dr. Garnier received his M.Sc in pharmaceutical science and Ph.D. in pharmacology from Louis Pasteur University in France and MBA from Stanford University. We believe Dr. Garnier is qualified to serve as a member of our Board because of his significant business and professional experience, including his extensive experience in the life sciences industry, membership on various boards of directors and his previous leadership and management roles.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

EY also served as our independent registered public accounting firm for the fiscal year ended December 31, 2016. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend the Annual Meeting, and will have the opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of EY is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2018. Even if the appointment of EY is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Radius.

Vote required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of EY, we do not expect any broker non-votes in connection with this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of EY, our independent registered public accounting firm, for the fiscal years ended December 31, 2016 and 2015, in each of the following categories:

Fee Category	2016	2015
Audit Fees(1)	$ 802,000	$ 521,000
Audit-Related Fees(2)	174,000	70,000
Tax Fees(3)	212,000	49,000
Total Fees	$ 1,188,000	$ 640,000
[1]

“Audit Fees” consist of fees for the audit of our consolidated financial statements and review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q during the years ended December 31, 2016 and 2015.

[2]

“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” Audit-Related Fees reported for the years ended December 31, 2016 and 2015 consisted primarily of the issuance of comfort letters and review of our registration statements on Form S-3 and Form S-8, current reports on Form 8-K and proxy statements.

[3]

“Tax Fees” comprise fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of our U.S. tax returns, accounted for $35,000 and $12,500 of the total tax fees for fiscal year 2016 and 2015, respectively.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage EY to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by EY has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by EY without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Recommendation

Our Board recommends that stockholders vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm, and proxies solicited by the Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

AUDIT COMMITTEE REPORT

The information contained in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that Radius specifically incorporates it by reference into that filing.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2016 and has discussed these financial statements with management of the Company and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm has also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, describing all relationships between the independent registered public accounting firm and Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from the Company. Based on its discussions with management of the Company and the Company’s independent registered public accounting firm, and its review of the representations and information provided by management of the Company and the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Catherine J. Friedman (Chair)

Owen Hughes

Willard H. Dere, M.D.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

This proposal gives our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act”), at our 2015 Annual Meeting of Stockholders, our stockholders cast an advisory vote with respect to the frequency of future stockholder advisory votes on executive compensation. Based on the results of that vote, Radius determined to hold the stockholder advisory vote on executive compensation annually.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the “Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act and gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into consideration the advisory vote results when making decisions regarding executive compensation.

Vote required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the Advisory Vote on the Compensation of our Named Executive Officers and proxies solicited by the Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, including their ages as of the Annual Meeting.

Name	Age	Position
Robert E. Ward	59	President, Chief Executive Officer and Director
B. Nicholas Harvey	56	Senior Vice President, Chief Financial Officer, and Treasurer
Lorraine Fitzpatrick, M.D.	63	Chief Medical Officer
Gary Hattersley, Ph.D.	50	Senior Vice President, Chief Scientific Officer
Brent Hatzis-Schoch	52	Senior Vice President, General Counsel, and Secretary
David Snow	55	Chief Commercial Officer
Gregory Williams, Ph.D.	58	Chief Development Officer

For biographical information pertaining to Mr. Ward, who is a director and executive officer of the Company, see the section of the proxy statement entitled “Proposal 1: Election of Directors.”

B. Nicholas Harvey has served as our Senior Vice President, Chief Financial Officer and Treasurer since November 2010, and served as a member of the Board of Directors of our predecessor company from November 2010 until May 2011. Mr. Harvey served as the Chief Financial Officer and Senior Vice President of our predecessor company from December 2006 to May 2011. Mr. Harvey received a Bachelor of Economics degree and a Bachelor of Laws degree with first-class honors from the Australian National University and an M.B.A. from the Harvard Business School.

Lorraine Fitzpatrick, M.D. has served as our Chief Medical Officer since July 2015. Prior to joining Radius, Dr. Fitzpatrick was a Medicine Development Leader and Group Director at GlaxoSmithKline, a pharmaceutical company, from August 2006 to July 2015. Prior to GlaxoSmithKline, she was an Executive Director at Amgen Inc., a biopharmaceutical company, focusing on osteoporosis and oncology from 2004 to 2006. She has served as Chair of the General Clinical Research Center study section of the National Center for Research Resources, National Institute of Health (“NIH”); on the Advocacy Committee of the American Society of Bone and Mineral Research (“ASBMR”); and as Chair of the Public Communications Committee and the Media Relations Steering Committee of The Endocrine Society (“TES”). She has also been a member of the Publications Committee of the ASBMR and TES and on the Advisory Committee for the Office of Research on Women’s Health at the NIH. Dr. Fitzpatrick has served on the National Committee for Quality Assurance Technical Subgroup on Osteoporosis, the Clinical Guidelines Committee of TES, the Scientific Program Committees of North American Menopause Society and the ASBMR, and as Associate Editor for The Mayo Clinic Proceedings and the American Medical Association Scientific Advisory Board: Osteoporosis Guidelines. Dr. Fitzpatrick received a B.S. in Molecular Biology from Wellesley College and received her medical degree from the Pritzker School of Medicine at the University of Chicago.

Gary Hattersley, Ph.D. has served as our Chief Scientific Officer since January 2014. Prior to his current role, Dr. Hattersley served as our Senior Vice President of Preclinical Development from December 2011 to December 2013, and President of Biology from May 2011 to December 2011. From 2003 until May 2011, Dr. Hattersley served in various roles in our predecessor company, including as Vice President of Biology, Senior Director of Research and Director of Disease Biology & Pharmacology. Dr. Hattersley received a Ph.D. in Experimental Pathology from St. George’s Hospital Medical School.

Brent Hatzis-Schoch has served as our Senior Vice President and General Counsel since April 2015 and Secretary since March 2017. From February 2015 to April 2015, Mr. Hatzis-Schoch served part-time as our General Counsel. From July 2013 to April 2015, Mr. Hatzis-Schoch was Senior Vice President and Chief Legal Counsel of Merz Pharma, a pharmaceutical company, in Frankfurt, Germany. Prior to Merz, Mr. Hatzis-Schoch served for five years as General Counsel to Agennix AG, a publicly-traded development stage biopharmaceutical company. He has held senior legal positions in the U.S. and internationally, including as European legal counsel for Baxter International, Associate General Counsel of Pharmacia Corporation, and General Counsel of GPC Biotech AG. Mr. Hatzis-Schoch holds a J.D. from George Washington University and a B.A. from the University of Delaware.

David Snow has served as our Chief Commercial Officer since September 2015. Prior to joining Radius, Mr. Snow was President of the China/Hong Kong business unit of AstraZeneca, a biopharmaceutical company, from January 2012 to December 2014. He was also the first global commercialization Vice President for AstraZeneca’s prescription medication Brilinta® and head of one of two U.S. business units from March 2010 to December 2011. Mr. Snow held numerous global and U.S. commercial leadership roles within the following pharmaceutical companies: AstraZeneca, Bristol-Myers Squibb, Searle, and Hoechst-Roussel. He served on the Research and Development based Pharmaceutical Association Committee industry association board in China. Mr. Snow received his B.S. in Business Administration from Auburn University, and an M.B.A. from New York University—Leonard N. Stern School of Business.

Gregory Williams, Ph.D. has served as our Chief Development Officer since January 2014. Prior to joining Radius, Dr. Williams was Vice President of Regulatory Affairs, Global Product and Clinical Development, and Program Management with The Medicines Company, a biopharmaceutical company, from 2006 to 2013. He was Vice President of Regulatory Affairs, Regulatory Compliance and Program Management for NPS Pharmaceuticals, a pharmaceutical company, from 2004 to 2006. Dr. Williams has a Ph.D. in Biopharmaceutics from Rutgers University and an M.B.A. from Cornell University.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Business Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Strategy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Code of Conduct and Business Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.radiuspharm.com, or by writing to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451.

Board Composition

Our Board of Directors currently consists of ten (10) members: Alan H. Auerbach, Willard H. Dere, M.D., Catherine J. Friedman, Ansbert Gadicke, M.D., Jean-Pierre Garnier, Ph.D., Kurt C. Graves, Owen Hughes, Anthony Rosenberg, Debasish Roychowdhury, M.D., and Robert E. Ward. As indicated in our Restated Certificate of Incorporation, the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.

Director Independence

Our Board has affirmatively determined that each of Alan H. Auerbach, Willard H. Dere, M.D., Catherine J. Friedman, Ansbert Gadicke, M.D., Jean-Pierre Garnier, Ph.D., Kurt C. Graves, Owen Hughes, Anthony Rosenberg, and Debasish Roychowdhury, M.D., is an “independent director,” as defined under NASDAQ rules. In evaluating and determining the independence of the directors, the Board considered the relationships that each such director has with our Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each such director.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director. To the extent feasible, candidates are interviewed by the Nominating and Corporate Governance Committee, other members of the Board, and members of our executive management.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, ethics and values; practical business judgment; experience in corporate management and finance; relevant social policy concerns; professional and academic experience relevant to our industry and operations; and experience as a board member or executive officer of another publicly held company. The Nominating and Corporate Governance Committee also considers the candidate’s diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, as well as diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the Directors as he considers appropriate.

Communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by writing: c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451.

For a stockholder communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director by writing: c/o Chairman of the Board, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. We will forward any such stockholder communication to each Director, and the Chairman in his capacity as a representative of the Board, to whom such stockholder communication is addressed, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently chaired by Mr. Graves. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Mr. Ward serves as our President and Chief Executive Officer while Mr. Graves serves as the Chairman of the Board but is not an officer of the Company.

Our Board and Board committees have an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board stays regularly informed through committee reports about such risks. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have adopted a Code of Conduct and Business Ethics (the “Code”) that applies to all of our directors, officers and employees. A copy of the Code is available on our website at www.radiuspharm.com in the “Corporate Governance” section of the “Investors” page. In addition, we intend to post on our website all disclosures that are required by SEC rules and/or NASDAQ rules concerning any amendments to, or waivers from, any provision of the Code.

Director Attendance at Board and Committee Meetings

There were eight meetings of the Board during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, each Director attended at least 75% of the aggregate of all meetings of the Board and committees on which the Director served during the period in which he or she was on the Board or Committee, except for Alan Auerbach.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Nine directors attended our 2016 Annual Meeting of Stockholders in person.

Executive Sessions

As provided in our Corporate Governance Guidelines, our non-management directors meet in executive session without management directors or management present on a regularly scheduled basis, but no less than twice per year. In addition, our Corporate Governance Guidelines provide that our independent directors must also meet separately at least once per year in an executive session.

BOARD COMMITTEES

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance and Strategy—each of which operates under a written charter that has been approved by our Board.

The members of each of our Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy
Alan H. Auerbach		X		X
Willard H. Dere, M.D.	X		X
Catherine J. Friedman	Chair	X
Ansbert Gadicke, M.D.				X
Jean-Pierre Garnier, Ph.D.		Chair
Kurt C. Graves		X	Chair	X
Owen Hughes	X
Anthony Rosenberg				Chair
Debasish Roychowdhury, M.D.			X
Robert E. Ward

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints, approves the compensation of, and assesses the independence of our registered public accounting firm;
•	oversees the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitors our internal control over financial reporting, disclosure controls and procedures and Code of Conduct and Business Ethics;
•	discusses our risk management policies;
•	reviews and approves or ratifies any related person transactions; and
•	prepares the Audit Committee Report required by SEC rules.

The members of our Audit Committee are Catherine J. Friedman, Owen Hughes, and Willard H. Dere, M.D. Ms. Friedman serves as chair of the committee. Each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is able to read and understand fundamental financial statements, as required by the NASDAQ rules. In addition, our Board has determined that Ms. Friedman is an “audit committee financial expert” as defined under the rules of the SEC and has the requisite financial sophistication as defined under the NASDAQ rules.

Our Audit Committee met five (5) times during the fiscal year ended December 31, 2016.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including our executive officers. The Compensation Committee, among other matters:

•	reviews and approves, or makes recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	oversees an evaluation of our senior executives;
•	oversees and administers our cash and equity incentive plans;
•	reviews and makes recommendations to our Board with respect to director cash compensation;
•	reviews and discusses annually with management our “Compensation Discussion and Analysis”; and
•	prepares the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K.

Our Compensation Committee has the sole authority to retain, oversee or terminate the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

Our Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.radiuspharm.com. The Compensation Committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Alan H. Auerbach, Catherine J. Friedman, Jean-Pierre Garnier, Ph.D. and Kurt C. Graves. Dr. Garnier serves as the chair of the committee. Our Board has determined that each member of the Compensation Committee is independent under the NASDAQ rules, including the NASDAQ rules specific to compensation committee independence.

Our Compensation Committee met seven (7) times during the fiscal year ended December 31, 2016.

For information regarding the role of compensation consultants and executive officers in determining our executive compensation refer to “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant in Determining Executive Compensation” and “Executive Compensation—Compensation Discussion and Analysis—Role of Executive Officers in Determining Executive Compensation” below.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, among other things:

•	identifies individuals qualified to become Board members;
•	recommends to our Board the persons to be nominated for election as directors and to be appointed to each of the Board’s committees;
•	reviews and makes recommendations to the Board with respect to management succession planning; and
•	develops and recommends to the Board corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Kurt C. Graves, Willard H. Dere, M.D. and Debasish Roychowdhury, M.D. Mr. Graves serves as the chair of the committee.

Our Nominating and Corporate Governance Committee met two (2) times during the fiscal year ended December 31, 2016.

Strategy Committee

Our Strategy Committee, among other things:

•	reviews and provides guidance to management and the Board with respect to our basic strategy and business model;
•	assists management and the Board in discussions on material changes in strategy, as they may evolve;
•	periodically reviews with management prospective candidates for corporate strategic transactions, when and as appropriate; and
•

advises management on the most effective and appropriate communication of its strategic initiatives with external constituencies, including but not limited to investors, financial institutions and potential collaborators.

Our Strategy Committee consists of Alan H. Auerbach, Ansbert Gadicke, M.D., Kurt C. Graves and Anthony Rosenberg. Mr. Rosenberg serves as the chair of the committee.

Our Strategy Committee met two (2) times during the fiscal year ended December 31, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the compensation awarded to or earned by our named executive officers (“NEOs”) during 2016, including the elements of our executive compensation program, material compensation decisions made under that program during 2016 and the material factors considered in making those decisions.

Our NEOs for 2016 were:

Name	Position
Robert E. Ward	President, Chief Executive Officer (“CEO”) and Director
B. Nicholas Harvey	Senior Vice President, Chief Financial Officer and Treasurer
Lorraine Fitzpatrick, M.D.	Chief Medical Officer
David Snow	Chief Commercial Officer
Gregory Williams, Ph.D.	Chief Development Officer

Compensation Philosophy and Objectives

We intend that total compensation for our NEOs reflect a “pay for performance” compensation philosophy. Total compensation is allocated between several compensation elements, taking into consideration the balance between providing short- and long-term incentives related to our financial and operational performance, in a manner intended to align the interests of our NEOs with the interests of our stockholders, reward value creation and provide competitive pay and benefits to our NEOs. Variable incentive compensation is a key component of our compensation strategy and helps to ensure that total compensation reflects the overall success or failure of our Company.

To achieve our compensation objectives, we provide executives with a total compensation package consisting primarily of the following fixed and variable compensation elements:

Compensation Element	Purpose
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Cash Incentive Program	Provide short-term incentives to attain key business objectives
Equity Incentive Awards	Promote the maximization of stockholder value by aligning the interests of our executive officers and stockholders

Stockholder Say-On-Pay Votes

At our 2016 Annual Meeting of Stockholders held on May 24, 2016, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our NEOs. Approximately 97% of the votes cast on our “say on pay” vote were voted in favor of the proposal. We have considered the results of this vote and believe the support of our stockholders for the proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Accordingly, we did not make changes to our executive compensation arrangements in response to the vote or to our compensation policies. In the future, we will continue to consider the outcome of our “say on pay” votes when making compensation decisions regarding our NEOs and determining compensation policies.

Determination of Compensation Awards

Our Compensation Committee has principal authority for determining and approving, or recommending to our Board for approval, the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In determining 2016 executive compensation, the Compensation Committee consulted with our President and Chief Executive Officer and considered advice and data provided by the Company’s independent compensation consultant, Radford, an Aon Hewitt company (“Radford”). Refer to “Role of Compensation Consultant in Determining Executive Compensation” and “Role of Executive Officers in Determining Executive Compensation” below for additional information. Radford assisted with benchmarking the compensation of our senior executives by providing peer group and market information to support the Company and Compensation Committee in determining fully competitive and appropriate pay levels.

We believe that direct ownership in our Company provides our NEOs with a strong incentive to increase the value of our Company. We do not currently have any formal stock ownership guidelines, but we have historically encouraged equity ownership by NEOs through awards of stock options. We believe these awards align the interests of our NEOs with those of our stockholders.

Role of Compensation Consultant in Determining Executive Compensation

Our Compensation Committee has the sole authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation Committee engaged Radford as its compensation consultant and, when making executive compensation decisions in 2016, our Compensation Committee considered advice and data provided by Radford. Radford provided the Compensation Committee with peer group and market information that the Compensation Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Radford also provides services to us that are unrelated to executive compensation. The Compensation Committee has considered the adviser independence factors required under SEC rules and the NASDAQ listing standards as they relate to Radford and does not believe Radford’s work raised a conflict of interest.

In connection with the Compensation Committee’s review of our executive compensation programs in November 2015, Radford conducted and presented to the Compensation Committee an assessment of our 2015 peer group, taking into account the progress of the Company in advancing its development programs and its growth. In particular, the Compensation Committee considered new selection criteria for the peer group to include companies with products under regulatory review or in the early stage of commercialization. In performing this competitive assessment, Radford used a peer group selected by the Compensation Committee in consultation with Radford based on revenue, industry and executive role considerations. As a result of that assessment, the peer group was updated for 2016 to be comprised of the following 19 publicly traded companies in the pharmaceutical, biotechnology and life sciences industries that represent competitors for executive talent and capital:

ACADIA Pharmaceuticals	Dyax	NewLink Genetics
Alnylam Pharmaceuticals	Exelixis	Ophthotech
Anacor Pharmaceuticals	INSYS Therapeutics	Portola Pharmaceuticals
bluebird bio	Intercept Pharmaceuticals	Tesaro
Celldex Therapeutics	Ironwood Pharmaceuticals	Ultragenyx Pharmaceutical
Chimerix	Lexicon Pharmaceuticals
Clovis Oncology	Neurocrine Biosciences

The Compensation Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep the Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

In connection with the Compensation Committee’s review of our executive compensation programs in August 2016, Radford conducted and presented to the Compensation Committee a competitive assessment of our compensation program for executive officers with respect to pay philosophies, pay mix, cash and equity-linked compensation. In performing this competitive assessment, Radford used a peer group selected by the Compensation Committee in consultation with Radford based on revenue, industry and executive role considerations.

The peer group that was used when determining 2017 compensation for our NEOs was comprised of the following 22 publicly traded companies in the pharmaceutical, biotechnology and life sciences industries that represent competitors for executive talent and capital:

ACADIA Pharmaceuticals	INSYS Therapeutics	Portola Pharmaceuticals
Alnylam Pharmaceuticals	Intercept Pharmaceuticals	Puma Biotechnology
Anacor Pharmaceuticals	Ironwood Pharmaceuticals	Spark Therapeutics
bluebird bio	Lexicon Pharmaceuticals	Tesaro
Celldex Therapeutics	Neurocrine Biosciences	The Medicines Company
Chimerix	NewLink Genetics	Ultragenyx Pharmaceutical
Clovis Oncology	Ophthotech
Exelixis	Pacira Pharmaceuticals

Role of Executive Officers in Determining Executive Compensation

Our President and Chief Executive Officer made recommendations to the Compensation Committee to assist it in determining 2016 compensation levels for our other executive officers. In addition, our President and Chief Executive Officer provided the Compensation Committee with a review of the performance of our other executive officers. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding 2016 executive compensation were made by the Compensation Committee or the Board upon the recommendation of the Compensation Committee.

Components of Compensation

Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentive awards and periodic equity-based incentives, typically in the form of stock options.

Base Salary

The annual base salary for each of our NEOs was initially established through arm’s length negotiations at the time the executive was hired, based on an assessment of market data and the experience of the candidate, in order to develop a compensation package, including base salary, that was necessary to attract and retain each individual.

The Compensation Committee periodically reviews and evaluates, with input from our President and Chief Executive Officer, other than with respect to his own salary, the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of an executive’s responsibilities, including promotions, individual contributions made by and performance of the executive during the prior fiscal year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry. No specific weight is assigned to any of these criteria. In reviewing Mr. Ward’s base salary for 2017, the Compensation Committee also sought to align Mr. Ward’s base salary approximately at the median of the market, based on our peer group and broader market data in order to emphasize pay for performance.

The following table sets forth the base salaries of our NEOs for 2016 and 2017.

Name	2016 Base Salary ($)	2017 Base Salary ($)	Percent Change[1]
Robert E. Ward	525,471	600,000	14%
B. Nicholas Harvey	332,700	332,700	0%
Lorraine Fitzpatrick, M.D.	378,000	389,300	3%
David Snow	396,600	425,000	7%
Gregory Williams, Ph.D.	372,100	398,000	7%
[1]	Represents the percentage change in base salary from the prior year. Base salaries are effective January 1 of the given year.

Annual Performance-Based Cash Incentives

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term company performance. Each NEO is eligible to receive an annual performance-based cash bonus based on achievement of performance goals developed by our Compensation Committee or Board with input from our President and Chief Executive Officer. Each NEO has a target annual bonus award amount, expressed as a percentage of the NEO’s base salary. After the year is completed, the Compensation Committee reviews actual performance against the stated goals and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for our NEOs. For 2016, the actual bonus amounts for our NEOs were approved by our Compensation Committee.

Our corporate, financial and operational goals for 2016 were:

1.	Achieve regulatory objectives for our abaloparatide subcutaneous injection product candidate (“abaloparatide-SC”);
2.	Achieve U.S. launch readiness for abaloparatide-SC;
3.	Achieve business development objectives;
4.	Achieve pipeline development objectives; and
5.	Achieve year-end financial status consistent with the Board approved budget.

In February 2017, the Compensation Committee met to review performance against the Company’s 2016 goals. The Compensation Committee determined that the Company had met substantially all of the goals set for 2016, including that the Company had met the goal to achieve year-end financial status consistent with the approved budget by ending 2016 with $332.4 million in cash, cash equivalents and marketable securities. In addition, the Compensation Committee concluded that the Company had exceeded the goal regarding achieving pipeline development objectives by reporting positive Phase 1 clinical trial results for elacestrant (RAD1901), our breast cancer product candidate; presenting proof of concept data for our abaloparatide transdermal patch product candidate; and finishing enrollment of our Phase 2b clinical trial of elacestrant in vasomotor symptoms. Overall, the Compensation Committee determined that actual corporate performance was one hundred percent (100%) of target.

The Compensation Committee also reviewed each individual NEO’s performance within his or her area of responsibility and, based on the individual’s performance against, and contribution to achievement of, our corporate goals and the scope of the executive officer’s area of responsibility, as well as the collective business judgment and industry experience of the individual Compensation Committee members, the Compensation Committee approved the bonuses for our NEOs set forth in the table below.

	2016 Target Bonus		2016 Actual Bonus
Name	% of Base Salary	$	% of Base Salary	$
Robert E. Ward	60%	315,283	60%	315,283
B. Nicholas Harvey	40%	133,080	40%	133,080
Lorraine Fitzpatrick, M.D.	40%	151,200	40%	151,200
David Snow	40%	158,640	48%	190,368
Gregory Williams, Ph.D.	40%	148,840	48%	178,608

Equity-Based Awards

Our Compensation Committee believes that employees in a position to make a substantial contribution to the long-term success of our Company should have a significant and ongoing stake in our Company. Equity awards not only compensate but also motivate and encourage retention of key employees by providing an opportunity for the recipients to participate in the ownership of the company. In addition, we believe equity awards align the interests of key employees with the interests of our stockholders.

We have historically made initial awards of stock options to our NEOs upon their commencing employment with us and from time to time thereafter as the Board or Compensation Committee determined appropriate to motivate, retain and reward our NEOs for their performance and our success. Stock options have been tied to both time and performance based vesting conditions. Generally, our time-based stock options vest as to 25% of the underlying shares on the first anniversary of the date of grant (or employment commencement for initial awards) and in 36 monthly installments during the three years thereafter, subject to the holder’s continued service to the Company through each applicable vesting date. Our performance-based stock options are eligible to vest based on achievement of key performance milestones selected by our Board or Compensation Committee with the intent of increasing stockholder value and encouraging long-term commitment to our success.

The Compensation Committee evaluates various factors when determining the precise number of equity-based awards to grant to our NEOs, including the base salary and target annual cash incentive opportunity of the NEO, the value of the total compensation package the Compensation Committee deems appropriate to attract and retain highly qualified NEOs in light of the competitive environment, the NEO’s ability to influence and create long-term stockholder value and, with respect to awards granted to our NEOs from time to time after they have commenced employment, the equity-based holdings of the NEO and the individual’s personal experience and performance in recent periods.

The following table sets forth the amount and terms of the stock options awarded to our NEOs in 2016.

Name	Grant Date	Number of Option Awards Granted[1]
Robert E. Ward	2/10/16	156,250
B. Nicholas Harvey	2/10/16	62,500
Lorraine Fitzpatrick, M.D.	2/10/16	75,000
David Snow	2/10/16	75,000
Gregory Williams, Ph.D.	2/10/16	75,000
[1]

These stock options vested as to 25% of the underlying shares on February 10, 2017, and the remainder of the stock options vest as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date.

All of the awards detailed above were granted with an exercise price equal to the closing price of our Common Stock on the option grant date. For a discussion of the impact that certain terminations of employment would have on the vesting of these awards, refer below to the heading “Potential Payments upon Termination or Change in Control.”

Retirement Programs

We maintain a tax-qualified 401(k) defined contribution plan in which substantially all of our full-time employees, including our NEOs, are eligible to participate. We provide an employer matching contribution equal to 100% of a participant’s eligible contributions of up to 3% of eligible compensation and 50% of the next 2% of eligible compensation, subject to limits established by the Internal Revenue Code. All matching contributions are fully vested when made. Our 401(k) plan is intended to provide our employees, including our NEOs, with an opportunity for tax-efficient retirement savings and long-term financial security. We do not maintain any defined benefit pension plans, non-qualified deferred compensation plans or other special or supplemental executive retirement programs.

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our employee benefit plans and programs, including our employee stock purchase plan and our medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, with the exception of maximum coverage limits under our life insurance plan, subject to the terms and eligibility requirements of those plans. We believe that the availability of our broad-based employee benefit programs enhances employee morale and loyalty. We do not generally provide perquisites or other personal benefits or tax “gross-ups” or reimbursements to our NEOs, although we have from time to time reimbursed relocation expenses for executive officers whom we require to relocate when performing their duties for us.

Employment and Severance Arrangements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty which may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of our executive management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment.

Each of our NEOs has entered into an agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company. In 2015, the Compensation Committee determined it was appropriate to develop standard severance protections for all of our management employees, including our NEOs other than Mr. Ward, which we collectively refer to as our “Other NEOs.” Mr. Ward’s severance protections are set forth in his employment agreement. The terms of these severance agreements and Mr. Ward’s employment agreement are described below under the heading “Potential Payments upon Termination or Change in Control.” In addition, all of our NEOs have executed confidentiality and non-competition agreements pursuant to which they have agreed not to disclose our confidential information during or after their employment with us or compete with us or solicit our customers or employees for a period of one year following termination or, for Mr. Ward, the longer of one year and the period during which Mr. Ward receives severance payments under his employment agreement.

Anti-Hedging Policy

Our insider trading compliance policy prohibits all of our employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging transactions, short sales and pledges.

Summary Compensation Table

The following table provides information regarding the compensation provided to our NEOs during the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert E. Ward	2016	525,471	—	2,505,270	—	315,283	13,202	3,359,226
President, CEO and Director	2015	477,700	—	—	—	300,805	9,111	787,616
	2014	450,000	—	7,469,189	—	506,250	8,832	8,434,271
B. Nicholas Harvey	2016	332,700	—	1,002,108	—	133,080	13,057	1,480,945
Chief Financial Officer	2015	313,900	—	—	—	141,067	10,391	465,358
	2014	296,159	50,000	842,265	—	111,060	8,484	1,307,968
Lorraine Fitzpatrick, M.D.(6)	2016	378,000	—	1,202,530	—	151,200	14,593	1,746,323
Chief Medical Officer	2015	151,910	25,000	5,803,500	—	65,965	6,165	6,052,540
	2014	—	—	—	—	—	—	—
David Snow(7)	2016	396,600	—	1,202,530	—	190,368	13,202	1,802,700
Chief Commercial Officer	2015	119,583	—	3,436,000	1,239,765	44,637	3,576	4,843,561
	2014	—	—	—	—	—	—	—
Gregory Williams, Ph.D.(8)	2016	372,100	—	1,202,530	—	178,608	13,193	1,766,431
Chief Development Officer	2015	—	—	—	—	—	—	—
	2014	321,307	—	2,162,393	—	195,000	8,829	2,687,529
[1]

The amount shown for 2014 represents a discretionary bonus received as a result of Mr. Harvey’s efforts during our initial public offering (“IPO”). The amount shown for 2015 represents a cash signing bonus paid in connection with Dr. Fitzpatrick’s commencement of employment with us.

[2]

Represents the aggregate grant date fair value of stock option awards made during the year computed in accordance with FASB ASC Topic 718. For additional information, including the assumptions used when valuing the awards granted in 2016, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017.

[3]

Represents the aggregate grant date fair value of performance units (“PUs”) granted to Mr. Snow in 2015 in connection with the commencement of his employment with us, computed in accordance with FASB ASC Topic 718. Fair value was determined using a Monte Carlo simulation analysis. For additional information, including the assumptions used when valuing this award, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016. The maximum potential value of the PUs, based on the closing price per share of our Common Stock on the date they were granted, was $1,630,750.

[4]	Represents bonus amounts earned under our annual performance-based cash bonus program.
[5]

For 2016, the amounts include: for Mr. Ward, $2,602 for life insurance premiums paid by us and $10,600 in employer matching contributions made pursuant to our 401(k) plan; for Mr. Harvey, $2,457 for life insurance premiums paid by us and $10,600 in employer matching contributions made pursuant to our 401(k) plan; for Dr. Fitzpatrick, $3,993 for life insurance premiums paid by us and $10,600 of matching contributions made pursuant to our 401(k) plan; for Mr. Snow, $2,602 for life insurance premiums paid by us and $10,600 in employer matching contributions made pursuant to our 401(k) plan; and for Dr. Williams, $2,593 for life insurance premiums paid by us and $10,600 of matching contributions made pursuant to our 401(k) plan.

[6]	Dr. Fitzpatrick became an employee in July 2015.
[7]	Mr. Snow became an employee in September 2015.
[8]	Dr. Williams was not an NEO in 2015.

2016 Grants of Plan-Based Awards

The following table sets forth information regarding grants of equity and cash bonuses that were awarded to our NEOs in 2016. All awards were granted under our 2011 Equity Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Ward
Cash Bonus	N/A	—	315,283	—	—	—	—	—	—	—
Options	2/10/2016	—	—	—	—	—	—	156,250	29.89	2,505,270
B. Nicholas Harvey
Cash Bonus	N/A	—	133,080	—	—	—	—	—	—	—
Options	2/10/2016							62,500	29.89	1,002,108
Lorraine Fitzpatrick, M.D.
Cash Bonus	N/A	—	151,200	—	—	—	—	—	—	—
Options	2/10/2016	—	—	—	—	—	—	75,000	29.89	1,202,530
David Snow
Cash Bonus	N/A	—	158,640	—	—	—	—	—	—	—
Options	2/10/2016	—	—	—	—	—	—	75,000	29.89	1,202,530
Gregory Williams, Ph.D.
Cash Bonus	N/A	—	148,840	—	—	—	—	—	—	—
Options	2/10/2016	—	—	—	—	—	—	75,000	29.89	1,202,530
[1]

Represent awards under our annual performance-based bonus program. For 2016, the bonus target for Mr. Ward was 60% of his base salary and the bonus target for each of our Other NEOs was 40% of his or her base salary. Refer to our 2016 Summary Compensation Table for the amounts actually paid to our NEOs for 2016 bonuses and to “Compensation Discussion and Analysis—Components of Compensation—Annual Performance-Based Cash Incentives” for additional information about our annual bonus program.

[2]

Represents the grant date fair value of awards made during the year computed in accordance with FASB ASC Topic 718. For additional information, including the assumptions used when valuing the awards, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2016. These awards were granted under our 2003 Equity Incentive Plan and 2011 Equity Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested(7) ($)
Robert E. Ward	12,820	—		7.80	2/15/2024	—		—
	622,132	111,653	(1)	7.80	2/15/2024	—		—
	107,500	107,500	(2)	30.97	12/16/2024	—		—
	—	156,250	(6)	29.89	2/9/2026	—		—
B. Nicholas Harvey	23,416	—		2.05	7/12/2017	—		—
	27,778	—		2.74	5/8/2018	—		—
	11,838	—		2.74	12/3/2018	—		—
	38,095	—		7.34	11/6/2021	—		—
	25,000	25,000	(2)	30.97	12/16/2024	—		—
	—	62,500	(6)	29.89	2/9/2026	—		—
Lorraine Fitzpatrick, M.D.	53,124	96,876	(3)	73.76	7/26/2025	—		—
	—	75,000	(6)	29.89	2/9/2026
David Snow	31,249	68,751	(4)	65.23	9/8/2025	—		—
	—	75,000	(6)	29.89	2/9/2026	—		—
	—	—		—	—	25,000	(5)	950,750
Gregory Williams, Ph.D.	120,613	54,825	(8)	7.80	2/15/2024	—		—
	40,000	40,000	(2)	30.97	12/16/2024	—		—
	—	75,000	(6)	29.89	2/9/2026	—		—
[1]

This stock option vested as to: (i) 25% of the unvested shares upon the consummation of our IPO on June 6, 2014, (ii) an additional 18.75% of the unvested shares on December 16, 2014 and (iii) 25% of the unvested shares upon our submitting a New Drug Application for abaloparatide with the U.S. Food and Drug Administration (“FDA”) and the FDA accepting the application in May 2016. The remainder of the stock option vests in substantially equal installments on the 16th day of each of the 36 consecutive months beginning January 16, 2015, subject to Mr. Ward’s continued employment with the Company on each applicable vesting date. The option is also eligible for accelerated vesting as to 25% of the unvested shares upon our obtaining FDA approval for abaloparatide during Mr. Ward’s employment term, with the 25% portion taken pro rata from the unvested shares subject to the option and the remaining unvested shares continuing to vest as described in the previous sentence. In addition, if a change in control of the Company occurs during Mr. Ward’s employment term, 50% of the outstanding unvested shares subject to the option as of the date of the change in control will become fully vested. This stock option is also eligible for accelerated vesting in connection with certain terminations of Mr. Ward’s employment, as described below under the heading “Potential Payments upon Termination or Change in Control.”

[2]

This stock option vested as to 25% of the underlying shares on December 17, 2015, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[3]

This stock option vested as to 25% of the underlying shares on July 27, 2016, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Dr. Fitzpatrick’s employment as described below under the heading “Potential Payments upon Termination or Change in Control.”

[4]

This stock option vested as to 25% of the underlying shares on September 9, 2016, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Snow’s employment as described below under the heading “Potential Payments upon Termination or Change in Control.”

[5]

These PUs, if earned, entitle Mr. Snow to receive one share of our Common Stock if and when the PU vests. The PUs are earned, if at all, in three increments of 5,000 units, 10,000 units and 10,000 units if the average price of our Common Stock on the NASDAQ Global Market measured over a measurement period of 45 consecutive trading days ending no later than September 9, 2018 exceeds $75, $100 and $120, respectively. Earned units vest on, and are converted into shares of our Common Stock after, the first anniversary of the final day of the measurement period with respect to which the units were earned. If Mr. Snow’s employment is terminated without cause or due to his resignation for good reason within 12 months following a change in control, any unearned or unvested units will be deemed immediately earned and vested.

[6]

This stock option vested as to 25% of the underlying shares on February 10, 2017, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[7]	Calculated by multiplying the number of PUs by $38.03, the closing price of our stock on December 30, 2016.
[8]

This stock option vested as to 25% of the underlying shares on January 6, 2015, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Dr. Williams’ employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

Options Exercised and Stock Vested in 2016

The following table provides information regarding the value realized by our NEOs from options to purchase our Common Stock exercised by our NEOs during 2016 and shares of restricted stock that vested during 2016. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of our Common Stock on the date the options were exercised.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert E. Ward	10,000	383,400	—	—
B. Nicholas Harvey	—	—	—	—
Lorraine Fitzpatrick, M.D.	—	—	—	—
David Snow	—	—	—	—
Gregory Williams, Ph.D.	—	—	—	—

Pension Benefits

None of our NEOs participated in any defined benefit pension plans in 2016.

Nonqualified Deferred Compensation

None of our NEOs participated in any non-qualified deferred compensation plans in 2016.

Potential Payments upon Termination or Change In Control

We maintain compensation and benefit plans and arrangements that provide payment of compensation to our NEOs in the event of certain terminations of employment or a change in control of our Company. The amount of compensation payable to our NEOs in these situations is described below.

Employment and Severance Agreements

Each of our NEOs has entered into an employment or severance agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company.

Robert E. Ward

On December 16, 2013, we entered into an employment agreement with Mr. Ward, which was amended on July 1, 2015, pursuant to which Mr. Ward serves as our President and Chief Executive Officer. The agreement, as amended, provides that in the event Mr. Ward’s employment is terminated by us without cause or due to Mr. Ward’s resignation for good reason, then subject to his executing a general release of claims and continued compliance with the terms of his employee confidentiality and non-compete agreement, Mr. Ward will be entitled to receive:

•	base salary continuation payments for 12 months;
•	payment of continued medical care premiums for up to 12 months;
•	any unpaid annual bonus for the year prior to the year in which his termination occurs, based upon actual performance and payable in a lump sum;
•

a pro-rata portion of his bonus for the performance year in which Mr. Ward’s termination occurs, based on actual performance or, if the termination occurs on or before to the date upon which performance goals for the bonus are established, on Mr. Ward’s target bonus, in either case, payable in a lump sum; and

•

accelerated vesting of 25% of the shares subject to the option to purchase 793,974 shares of our Common Stock granted to Mr. Ward on February 16, 2014 (the “Option”) and up to nine months following the termination of his employment to exercise the Option.

If Mr. Ward’s employment is terminated without cause or due to his resignation for good reason within 24 months following a change in control of our Company, then subject to his executing a general release of claims and continued compliance with the terms of his employee confidentiality and non-compete agreement, in lieu of the severance benefits described above, Mr. Ward will be entitled to receive:

•	base salary continuation payments for 18 months;
•	payment of continued medical care premiums for up to 18 months;
•	any unpaid annual bonus for the year prior to the year in which his termination occurs, based upon actual performance and payable in a lump sum;
•	payment of 150% of his target annual bonus for the year in which his termination occurs; and
•	accelerated vesting of all outstanding Company equity awards and up to nine months following the termination of his employment to exercise those awards.

If Mr. Ward’s employment terminates due to his death or disability, he will be entitled to receive:

•	any unpaid annual bonus for the year prior to the year in which his termination occurs, based upon actual performance and payable in a lump sum; and
•

a pro-rata portion of his bonus for the performance year in which Mr. Ward’s termination occurs, based on actual performance or, if the termination occurs on or before to the date upon which performance goals for the bonus are established, on Mr. Ward’s target bonus, in either case, payable in a lump sum.

Other NEOs

During 2015, we entered into severance agreements with each of our Other NEOs. Each agreement provides that if the NEO’s employment is terminated without cause or due to his or her resignation for good reason, then subject to the NEO executing a general release of claims and continuing to comply with the terms of his or her employee confidentiality and non-compete agreement, the NEO will be entitled to receive:

•	base salary continuation for 6 months, and for Dr. Williams, 9 months;
•	payment of continued medical care premiums for up to 6 months; and
•	any unpaid annual bonus for the year prior to the year in which his or her termination occurs, based upon actual performance and payable in a lump sum.

If the NEO’s employment is terminated without cause or due to his or her resignation for good reason within 12 months following a change in control of our Company, then subject to the NEO executing a general release of claims and continuing to comply with the terms of his or her employee confidentiality and non-compete agreement, in lieu of the above severance benefits, the NEO will be entitled to receive:

•	base salary continuation payments for 12 months;
•	payment of continued medical care premiums for up to 12 months;
•	any unpaid annual bonus for the year prior to the year in which his or her termination occurs, based upon actual performance and payable in a lump sum;
•	payment of his or her target annual bonus for the year in which termination occurs; and
•	accelerated vesting of all outstanding unvested Company equity awards that vest solely based on the passage of time.

For purposes of Mr. Ward’s employment agreement and our Other NEOs’ severance agreements:

•

“cause” is generally defined to include, subject to certain notice and cure rights: (i) commission of an act of fraud, embezzlement or theft against the Company or its subsidiaries; (ii) conviction of, or a plea of no contest to, a felony or, for our Other NEOs, a crime involving moral turpitude; (iii) willful nonperformance of material duties as an employee of the Company; (iv) material breach of any material agreement between the executive and the Company or any of its subsidiaries (including, for Mr. Ward, his employment agreement); (v) the gross negligence, willful misconduct or any other act of willful disregard for the Company’s or any of its subsidiaries’ best interests; or (vi) for our Other NEOs, unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises;

•

“good reason” is generally defined to include, if the NEO has provided timely notice, the Company has failed within 30 days to cure the condition, if curable, and the NEO timely resigns, the following occurrences without the NEO’s consent: (i) a material reduction in base salary or target bonus; (ii) a material diminution in duties, responsibilities, authority or, for Mr. Ward, title; (iii) for Mr. Ward, a requirement to report to a corporate officer or employee instead of reporting directly to the Board, other than any such requirement following a change in control, or a material breach of his employment agreement; (iv) a requirement that the NEO relocate to a principal place of employment more than seventy-five (75) miles from, for our Other NEOs, the location immediately prior to such relocation, or, for Mr. Ward, Cambridge, Massachusetts; (v) for Mr. Ward, the Company’s removal or failure to appoint him as a member of the Board, other than following a change in control; and (vi) for our Other NEOs, the failure of the Company to obtain an agreement from any successor to all or substantially all of the business or assets of the Company to assume the severance agreement; and

•	“change in control” means a change of control within the meaning of our 2011 Equity Incentive Plan.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our NEOs under the various severance and other arrangements and agreements that were in effect on December 31, 2016 for various scenarios involving a change in control or termination of employment, assuming a December 31, 2016 termination or transaction date and, where applicable, using the closing price of our Common Stock of $38.03 (as reported on the NASDAQ Global Market as of December 30, 2016).

	Form of Payment
Name/Triggering Event	Cash Severance ($)	Prorated Bonus(2) ($)	Benefit Continuation ($)		Equity Awards(3) ($)	Company Provided Life Insurance(10) ($)	Total(1) ($)
Robert E. Ward
Change in Control(4)	—	—	—		1,687,635	—	1,687,635
Death/Disability(5)	—	315,283	—		—	750,000	1,065,283
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	525,471	315,283	23,733		843,818	—	1,708,305
Termination after Change in Control(7)	788,207	472,924	35,599		5,406,095	—	6,702,825
B. Nicholas Harvey
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	666,000	666,000
Retirement	—	—	—		—	—	—
Involuntary Termination(8)	166,350	—	8,666		—	—	175,016
Termination after Change in Control(9)	332,700	133,080	17,333		685,250	—	1,168,363
Lorraine Fitzpatrick, M.D.
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(8)	189,000	—	4,654		—	—	193,654
Termination after Change in Control(9)	378,000	151,200	9,307		610,500	—	1,149,007
David Snow
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(8)	198,300	—	11,866		—	—	210,166
Termination after Change in Control(9)	396,600	158,640	23,733		1,561,250	—	2,140,223
Gregory Williams, Ph.D.
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	745,000	745,000
Retirement	—	—	—		—	—	—
Involuntary Termination(8)	279,075	—	—	(11)	—	—	279,075
Termination after Change in Control(9)	372,100	148,840	—	(11)	2,550,260	—	3,071,200
[1]

If any amounts payable to any of our NEOs in connection with a change in control would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the amounts will be reduced to the extent the reduction results in such executive retaining a larger after-tax amount of such payments or benefits than would be retained absent the reduction. The amounts shown in this table for our NEOs assume no such reduction would apply.

[2]

Because this table assumes the given event occurred on December 31, 2016, the prorated amounts shown in this column reflect the full 2016 bonuses. Actual bonus payments in the given circumstances would be prorated based on the portion of the year elapsed on the date the event occurred.

[3]

For option awards, reflects the excess, if any, of the market price of $38.03 of our Common Stock on December 30, 2016 over the exercise price of the applicable stock option, multiplied by the number of unvested shares which vest upon the given event. For Mr. Snow’s PUs, reflects the market price of $38.03 of our Common Stock on December 30, 2016 multiplied by the number of units that would vest upon the occurrence of the given event.

[4]	Upon a change in control, 50% of the outstanding then-unvested shares subject to the Option would vest.

[5]

Upon Mr. Ward’s termination due to death or disability, Mr. Ward would be entitled to a prorated portion of his bonus for the performance year in which the termination occurs, based on actual performance or, if the termination occurs on or before to the date upon which performance goals for the bonus are established, on target bonus, in either case, payable in a lump sum.

[6]

Upon Mr. Ward’s termination without cause or resignation for good reason, other than in connection with a change in control, Mr. Ward would be entitled to (a) base salary continuation payments for 12 months, (b) payment of continued medical care premiums for up to 12 months, (c) any unpaid annual bonus for the year prior to the year in which his termination occurs, based upon actual performance and payable in a lump sum, (d) a pro-rata portion of his bonus for the performance year in which termination occurs, based on actual performance or, if the termination occurs on or before to the date upon which performance goals for the bonus are established, on target bonus, in either case, payable in a lump sum, and (e) accelerated vesting of 25% of the shares subject to the Option and up to nine months following the termination of his employment to exercise the Option.

[7]

Upon Mr. Ward’s termination without cause or resignation for good reason within 24 months following a change in control of the Company, Mr. Ward would be entitled to receive (a) base salary continuation payments for 18 months, (b) payment of continued medical care premiums for up to 18 months, (c) any unpaid annual bonus for the year prior to the year in which his termination occurs, based upon actual performance and payable in a lump sum, (d) payment of 150% of his target annual bonus for the year in which termination occurs and (e) accelerated vesting of all outstanding Company equity awards and up to nine months following the termination to exercise those awards.

[8]

Upon the NEO’s termination without cause or resignation for good reason, whether or not in connection with a change in control, the NEO would be entitled to (a) base salary continuation payments for 6 months, and for Dr. Williams, 9 months, (b) payment of continued medical care premiums for up to 6 months and (c) any unpaid annual bonus for the year prior to the year in which his or her termination occurs, based upon actual performance and payable in a lump sum.

[9]

Upon the NEO’s termination without cause or resignation for good reason within 12 months following a change in control of the Company, the NEO would be entitled to receive (a) base salary continuation payments for 12 months, (b) payment of continued medical care premiums for up to 12 months, (c) any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum, (d) payment of the NEO’s annual target bonus for the year in which termination occurs, and (e) accelerated vesting of all outstanding Company equity awards that vest solely based on the passage of time. In addition, if Mr. Snow’s employment is terminated without cause or due to his resignation for good reason within 12 months following a change in control, any unearned or unvested PUs will be deemed immediately earned and vested. For additional details regarding the PUs, please see “Executive Compensation—Compensation Discussion and Analysis—Components of Compensation—Equity-Based Awards.”

[10]	Represents amounts that would be payable under Company provided life insurance policies upon the NEO’s death.
[11]	Dr. Williams did not have health insurance coverage through the Company on December 31, 2016.

Compensation Risk Assessment

We have analyzed the potential risks arising from our compensation policies and practices and determined that there are no such risks that are reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2003 Equity Incentive Plan	342,659	2.72	—
2011 Equity Incentive Plan(1)	5,792,683	33.36	2,960,375
2016 Employee Stock Purchase Plan(3)	—	—	429,842
Equity compensation plans not approved by security holders(4)	319,450	31.55	—
Total	6,454,792	31.60	3,390,217
[1]

Includes 25,000 shares issuable under our 2011 Equity Incentive Plan upon vesting of outstanding PUs and 56,250 shares issuable under our 2011 Equity Incentive Plan upon vesting of outstanding restricted stock units.

[2]	Does not take into account outstanding restricted stock units or PUs as these awards have no exercise price.
[3]

The purchase rights accruing under our 2016 Employee Stock Purchase Plan (the “Purchase Plan”) (and therefore the exercise price and number of shares to be purchased under the Purchase Plan) are not determined until the end of the applicable purchase period. The number of shares authorized for issuance under the Purchase Plan will be annually increased on January 1 of each year during the term of the Purchase Plan, beginning on January 1, 2017 and ending on and including January 1, 2026, by an amount equal to the lesser of (a) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. The maximum aggregate number of shares issuable under the Purchase Plan is 4,298,424.

[4]

Consists of shares authorized for issuance pursuant to individual stock option awards granted on each of March 7, 2016, March 28, 2016 and May 8, 2016 to certain individuals to induce such individuals to accept employment with the Company.

DIRECTOR COMPENSATION

Directors who are also employees of our Company do not receive compensation for their service on the Board. Our non-employee directors are eligible for compensation under our non-employee director compensation program. The Board may amend or terminate the program at any time. The program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under the program, non-employee directors receive a cash retainer for service on the Board and for service on each committee of which the director is a member. Cash retainers are payable quarterly in arrears and prorated for partial periods of service. The annual retainers paid under the program for 2016 were as follows:

Non-Employee Director:	$ 50,000
Independent Chairman:	$ 25,000
Chair of Audit Committee:	$ 20,000
Chair of Compensation Committee:	$ 15,000
Chair of Strategy Committee:	$ 15,000
Chair of Nominating and Corporate Governance Committee:	$ 10,000
Audit Committee Member (other than Chair):	$ 10,000
Compensation Committee Member (other than Chair):	$ 7,500
Strategy Committee Member (other than Chair):	$ 7,500
Nominating and Corporate Governance Committee Member (other than Chair):	$ 5,000

Our non-employee director compensation program also provides for an initial and annual award of stock options. Effective January 1, 2016, each non-employee director initially elected or appointed to serve on our Board will be granted an option to purchase 30,000 shares of our Common Stock on the date the director commences service. This option vests in substantially equal installments on each of the first four anniversaries of the date of grant, subject to the recipient’s continued service as a non-employee director through each vesting date. In March 2016, the Board amended the non-employee director compensation program to align the timing of the annual award of stock options with the timing of the annual incentive equity awards for our executive officers. In connection therewith, in March 2016 each non-employee member of the Board was granted an annual option award to purchase 27,500 shares of our Common Stock (the “March Award”). The March Award was contingent on shareholder approval of our amended and restated 2011 Equity Incentive Plan at our 2016 Annual Meeting of Stockholders held on May 24, 2016, and replaced an earlier annual option award granted to each non-employee member of the Board in February 2016, which was cancelled for no value. The March Award vested in full in March 2017.

Beginning January 1, 2017, each non-employee director who has been serving on the Board as a non-employee director for at least three months as of the grant date of the annual incentive equity awards for the Company’s executive officers shall be granted an option to purchase 27,500 shares of our Common Stock. This option vests in full on the first anniversary of the date of the grant, subject to continued service as a non-employee director through the vesting date. All options held by our non-employee directors vest upon a change of control of the Company, as the term is defined in our 2011 Equity Incentive Plan.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

2016 Director Compensation Table

The following table provides information concerning the compensation of each non-employee director who served on our Board during the year ended December 31, 2016. Information regarding the compensation of Mr. Ward may be found above under the heading “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Kurt C. Graves	120,208	497,475	617,683
Alan H. Auerbach	76,250	497,475	573,725
Willard H. Dere, M.D.	76,417	497,475	573,892
Catherine J. Friedman	90,792	497,475	588,267
Ansbert Gadicke, M.D.	68,861	497,475	566,336
Jean-Pierre Garnier, Ph.D.	68,750	497,475	566,225
Owen Hughes	70,625	497,475	568,100
Anthony Rosenberg	76,250	497,475	573,725
Debasish Roychowdhury, M.D.	64,542	497,475	562,017
[1]

Represents the aggregate grant date fair value of stock option awards made during the year computed in accordance with FASB ASC Topic 718. For additional information, including the assumptions used when valuing the awards, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017. The amount shown for each director represents the grant date fair value of the director’s individual annual stock option award.

The following table shows the aggregate number of stock options outstanding as of December 31, 2016 held by each non-employee director.

Name	Option Awards (#)
Kurt C. Graves	175,861
Alan H. Auerbach	185,072
Willard H. Dere, M.D.	72,500
Catherine J. Friedman	57,500
Ansbert Gadicke, M.D.	72,500
Jean-Pierre Garnier, Ph.D.	57,500
Owen Hughes	105,394
Anthony Rosenberg	87,500
Debasish Roychowdhury, M.D.	57,500

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A set forth above. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Radius Health, Inc.

Jean-Pierre Garnier, Ph.D. (Chair)

Alan H. Auerbach

Catherine J. Friedman

Kurt C. Graves

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 12, 2017, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which includes all nominees), each of our NEOs and all Directors and Executive Officers as a group.

	BENEFICIAL OWNERSHIP(1)
BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL
5% or greater stockholders:
FMR LLC(2)	6,466,756	14.95%
BB Biotech AG(3)	4,718,922	10.91%
Entities affiliated with MPM Capital(4)	4,066,022	9.40%
Farallon Capital Management, L.L.C.(5)	3,087,000	7.14%
T. Rowe Price Associates, Inc.(6)	3,079,831	7.12%
The Vanguard Group(7)	2,917,458	6.74%
BlackRock, Inc.(8)	2,609,002	6.03%
Tourbillon Capital Partners, L.P.(9)	2,577,328	5.96%
Directors and Named Executive Officers:
Kurt C. Graves(10)	159,413	*
Alan H. Auerbach(10)	185,072	*
Willard H. Dere, M.D.(10)	57,500	*
Catherine Friedman(10)	35,000	*
Ansbert Gadicke, M.D.(4),(11)	4,138,522	9.52%
Jean-Pierre Garnier, Ph.D.(10)	35,000	*
Owen Hughes(10)	97,170	*
Anthony Rosenberg(10)	57,500	*
Debasish Roychowdhury, M.D.(10)	35,000	*
Robert E. Ward(12)	878,452	1.99%
Lorraine Fitzpatrick, M.D.(13)	94,212	*
B. Nicholas Harvey(14)	165,325	*
David Snow(15)	75,197	*
Gregory Williams, Ph.D.(10)	215,876	*
All directors and executive officers as a group (16 individuals)	6,533,392	15.00%
*	Less than 1% of the outstanding shares of our Common Stock.
[1]

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 12, 2017 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

[2]

Based upon a Schedule 13G/A filed with the SEC on February 14, 2017, reflecting the beneficial ownership of Common Stock by FMR LLC, which also indicates that it has (i) sole voting power with respect to 1,118,550 of such shares and (ii) sole dispositive power with respect to 6,466,756 of such shares. Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, has sole dispositive power with respect to 6,466,756 of such shares. These shares may be held by one or more of the following entities: FIAM LLC, Fidelity Institutional Asset Management Trust Company and FMR Co., Inc. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

[3]

Based upon a Schedule 13D/A filed with the SEC on March 22, 2017, reflecting the beneficial ownership of Common Stock by BB Biotech AG (“BB Biotech”) and its wholly-owned subsidiary, Biotech Growth N.V., which also indicates that they have shared voting and dispositive power of all such shares of Common Stock. Includes 178,523 shares of Common Stock underlying exercisable warrants. The address for BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland.

[4]

Based upon a Form 13D/A filed with the SEC on October 3, 2016, reflecting the beneficial ownership and sole voting and dispositive power of Common Stock as follows: (i) 2,103,857 shares by MPM BioVentures III-QP, L.P. (“BV III QP”) which includes 83,222 shares underlying warrants exercisable within 60 days from October 3, 2016, (ii) 143,266 shares by MPM BioVentures III, L.P. (“BV III”) which includes 5,595 shares underlying warrants exercisable within 60 days from October 3, 2016, (iii) 41,239 shares by MPM Asset Management Investors 2003 BVIII LLC (“AM LLC”) which includes 1,609 shares underlying warrants exercisable within 60 days from October 3, 2016, (iv) 64,335 shares by MPM BioVentures III Parallel Fund, L.P. (“BV III PF”) which includes 2,512 shares underlying warrants exercisable within 60 days from October 3, 2016, (v) 180,077 shares by MPM BioVentures III GmbH & Co. Beteiligungs KG (“BV III KG”) which includes 7,032 shares underlying warrants exercisable within 60 days from October 3, 2016 and (vi) 1,506,248 shares by MPM Bio IV NVS Strategic Fund, L.P. (“MPM NVS”) which includes 78,550 shares underlying warrants exercisable within 60 days from October 3, 2016. MPM BioVentures III GP, L.P. (“BV III GP”) and MPM BioVentures III LLC (“BV III LLC”) each share voting and dispositive power with respect to 2,518,535 shares which include 98,361 shares underlying warrants exercisable within 60 days from October 3, 2016 and are the direct and indirect general partners of (i) BV III, (ii) BV III QP, (iii) BV III KG and (iv) BV III PF. MPM BioVentures IV GP LLC and MPM BioVentures IV LLC (“BV IV LLC”) are the direct and indirect general partners of MPM NVS. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Dennis Henner, Nicholas Simon III and Kurt Wheeler are the Series A members of BV III LLC and the managers of AM LLC. Ansbert Gadicke, Luke Evnin, Todd Foley, James Paul Scopa and Vaughn M. Kailian are the members of BV IV LLC. The address for MPM Asset Management is 450 Kendall Street, Cambridge, MA 02142.

[5]

Based on a Schedule 13D/A filed with the SEC on February 28, 2017, reflecting the beneficial ownership and shared voting and dispositive power of Common Stock as follows: (i) 680,900 shares by Farallon Capital Partners, L.P. (“FCP”), (ii) 701,600 shares by Farallon Capital Institutional Partners, L.P. (“FCIP”), (iii) 120,000 shares by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (iv) 102,300 shares by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (v) 81,400 shares by Farallon Capital Institutional Partners V, L.P. (“FCIP V”), (vi) 1,241,517 shares by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (vii) 51,000 shares by Farallon Capital (AM) Investors, L.P. (“FCAMI”) and (viii) 63,983 shares by Farallon Capital F5 Master I, L.P. (“F5MI” and collectively with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II and FCAMI, the “Farallon Funds”). Also reflects beneficial ownership and shared voting and dispositive power as follows: (i) 44,300 shares by Farallon Capital Management, L.L.C., (ii) 2,978,717 shares by Farallon Partners, L.L.C. (“Farallon General Partner”), (iii) 81,400 shares by Farallon Institutional (GP) V, L.L.C. (“FCIP V General Partner”) and (iv) 63,983 shares by Farallon F5 (GP), L.L.C (“F5MI General Partner”). Farallon General Partner is the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI and the sole member of FCIP V General Partner with respect to the shares held by each of the Farallon Funds other than F5MI. FCIP V General Partner is the general partner of FCIP V with respect to the shares held by FCIP V. F5MI General Partner is the general partner of F5MI with respect to the shares held by F5MI. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Ravi K. Paidipaty, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J.M. Spokes, John R. Warren and Mark C. Wehrly are a managing member of Farallon General Partner and Farallon Capital Management, L.L.C., a manager or senior manager, as the case may be, of the FCIP V General Partner and a director and/or officer of the general partner of the sole member of the F5MI General Partner, with respect to the shares held by the Farallon Funds and the accounts managed by Farallon Capital Management, L.L.C. The address for Farallon Capital Management, L.L.C. is One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

[6]

Based on a Schedule 13G filed with the SEC on February 7, 2017, reflecting the beneficial ownership of Common Stock by T. Rowe Price Associates, Inc. (“T. Rowe Price”), which also indicates that it has (i) sole voting power with respect to 402,805 of such shares and (ii) sole dispositive power with respect to 3,079,831 of such shares. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

[7]

Based on a Schedule 13G/A filed with the SEC on February 13, 2017, reflecting the beneficial ownership of Common Stock by The Vanguard Group (“Vanguard”), which also indicates that it has (i) sole voting power with respect to 64,285 of such shares, (ii) shared voting power with respect to 5,606 of such shares, (iii) sole dispositive power with respect to 2,848,961 of such shares and (iv) shared dispositive power with respect to 68,497 of such shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

[8]

Based on a Schedule 13G/A filed with the SEC on January 25, 2017, reflecting the beneficial ownership of Common Stock by BlackRock, Inc. (“BlackRock”), which also indicates that it has (i) sole voting power with respect to 2,549,452 of such shares and (ii) sole dispositive power with respect to 2,609,002 of such shares. These shares may be held by one or more of the following subsidiaries of Blackrock: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. The address for  BlackRock is 55 East 52nd Street, New York, NY 10055.

[9]

Based on a Schedule 13G filed with the SEC on February 14, 2017, reflecting the beneficial ownership of Common Stock by Tourbillon Capital Partners, L.P. (“Tourbillon”) and Jason H. Karp, the Chief Executive Officer of Tourbillon, with respect to 2,577,328 of such shares for which Tourbillon and Mr. Karp share voting and dispositive power. Includes 852,300 shares of Common Stock underlying exercisable options. The address for Tourbillon and Mr. Karp is 444 Madison Avenue, 26th Floor, New York, NY 10022.

[10]	Represents shares issuable upon the exercise of stock options exercisable within 60 days of April 12, 2017.
[11]	Includes 72,500 options to purchase our Common Stock anticipated to be exercisable within 60 days of April 12, 2017.
[12]	Includes 15,000 shares held by Mr. Ward and 863,452 shares issuable upon the exercise of stock options exercisable within 60 days of April 12, 2017.
[13]	Includes 463 shares held by Dr. Fitzpatrick and 93,749 shares issuable upon the exercise of stock options exercisable within 60 days of April 12, 2017.
[14]	Includes 36,573 shares held by Mr. Harvey and 128,752 shares issuable upon the exercise of stock options exercisable within 60 days of April 12, 2017.
[15]	Includes 6,448 shares held by Mr. Snow and 68,749 shares issuable upon the exercise of stock options exercisable within 60 days of April 12, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to the Audit Committee each proposed related party transaction. The Audit Committee reviews the relevant facts and circumstances of each such transaction and either approves or disapproves the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by the Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related party transaction in which he or she is a related party.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

Indemnification

Pursuant to our Amended and Restated Bylaws, we indemnify our directors and our executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We have also entered into agreements with our directors contractually obligating us to provide this indemnification to them.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulations to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2016, except that one Form 4 reporting one transaction for the March Award, which was contingent upon stockholder approval of our amended and restated 2011 Equity Incentive Plan, granted to each of our non-employee directors (Kurt C. Graves, Alan H. Auerbach, Willard H. Dere, M.D., Catherine J. Friedman, Ansbert Gadicke, M.D., Jean-Pierre Garnier, Ph.D., Owen Hughes, Anthony Rosenberg, and Debasish Roychowdhury, M.D.) was filed outside the required time period. In addition, one Form 4 reporting one transaction for Lorraine Fitzpatrick, M.D. was also filed outside the required time period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2016, Alan H. Auerbach, Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Kurt C. Graves served as members of our Compensation Committee. None of these Committee members is, or has ever been, an officer or employee of the Company. To our knowledge, there were no other relationships involving the members of our Compensation Committee which require disclosure in this proxy statement as a Compensation Committee interlock.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451 in writing not later than December 22, 2017.

Stockholders intending to present a proposal at our 2018 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2018 Annual Meeting of Stockholders no earlier than the close of business on February 7, 2018 and no later than the close of business on March 9, 2018. The notice must contain the information required by our Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of our 2018 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 7, 2018, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the 90th day prior to the 2018 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“Annual Report”), including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 12, 2017 without charge upon written request addressed to:

Radius Health, Inc.

Attention: Secretary

950 Winter Street

Waltham, Massachusetts 02451

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report at www.proxyvote.com. You also may access our Annual Report at www.radiuspharm.com or www.sec.gov.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Brent Hatzis-Schoch, Esq.
Secretary

Waltham, Massachusetts
April 21, 2017

RADIUS HEALTH, INC. 950 WINTER ST. WALTHAM, MA 02451  VOTE BY INTERNET -www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.   ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.   VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until  11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.    VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  E23774-P91727   RADIUS HEALTH, INC. For Withhold For All  To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the  The Board of Directors recommends you vote FOR  number(s) of the nominee(s) on the line below.    the following:  1. Election of Directors ! ! !   Nominees:  01) Willard H. Dere, M.D.  02) Kurt C. Graves  03) Anthony Rosenberg     The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain  2.  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. ! ! !   3.  Approve, on an advisory basis, the compensation of our named executive officers. ! ! ! NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, Annual Report, and Shareholder Letter are available at www.proxyvote.com.  E23775-P91727  RADIUS HEALTH, INC.  Annual Meeting of Stockholders  June 7, 2017 10:00 AM EDT     This proxy is solicited by the Board of Directors   The stockholder(s) hereby appoint(s) Robert E. Ward and Brent Hatzis-Schoch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Radius Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 7, 2017, at the offices of Goodwin Procter LLP, 100 Northern Avenue, 17th Floor, Boston, MA 02210, and any adjournment, continuation, or postponement thereof.  Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.    This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side